UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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RE/MAX Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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The following script was used in connection with a broker owner town hall hosted by Erik Carlson, Chief Executive officer of RE/MAX Holdings, Inc. (“RE/MAX Holdings”), and Chris Lim, President and Chief Growth Officer of RE/MAX Holdings, relating the entry by RE/MAX Holdings into a definitive agreement to be acquired by The Real Brokerage Inc. (“Real”). A video replay of the event was made available on April 30, 2026 to RE/MAX Holdings agents and franchisees.

Slide 1 – Opening

ERIK: Today is a big day- we have we have a lot to cover – explain the news, cover some slides from the investor call which took place this morning, and answer some questions which we know you have.

Slide 2 – What was announced

•	REMAX Real Group

•	REMAX and Motto Mortgage Brands remain

•	Business as usual until close

Slide 3 – Why is this happening?

•	Create expanded capabilities

•	Improve scale and position us for future growth

Slide 4 – Creating a leading technology platform

ERIK: This is a transformational combination — one that unites the most iconic brand and one of the largest franchise networks in real estate with the most innovative technology and fastest-growing major public real estate brokerage.

CHRIS: REMAX was built on a powerful conviction: that a trusted brand and an entrepreneurial franchise model can deliver superior results for Brokers, agents and clients around the world.

ERIK: Real was built on a simple conviction: that technology can fundamentally change the economics of real estate for agents, for franchisees, and for consumers.

CHRIS: We believe the combination of these two platforms, creates something meaningfully differentiated against anything else in the market, with significant upside potential.

ERIK: Together, the new Real REMAX Group will be a leading technology-enabled global real estate platform.

ERIK: On a proforma 2025 basis, the new Real REMAX Group would be the fastest growing publicly traded brokerage in the industry with approximately $2.3 billion in revenue and $157 million in Adjusted EBITDA and is estimated to have 1.6 million global transactions.

CHRIS: The combined company’s powerful technology, our scale and iconic brand power will drive more value to agents, franchisees, consumers and shareholders than either company could alone.

Slide 5 – Transaction Terms / Highlights

ERIK:

•	Tamir Poleg to be CEO and Chairman of the board of Real REMAX Group

•	Brands will be maintained and continue to operate as dedicated franchise models

•	Expected to close the second half of 2026

Slide 6 – Strategic Rational

ERIK: Slide 5 lists the 5 strategic pillars that underpin this combination. Let me dive into more detail on each one of these.

Slide 6 – Item 1 – Complimentary business models

ERIK: First — and most fundamentally — this is a combination of two highly complementary businesses.

CHRIS: REMAX brings a global franchise network, significant brand equity and the recurring revenue and compelling margin profile of a capital-light franchisor.

ERIK: Real brings the growth velocity of a modern, AI-enabled, asset-light brokerage as well as proprietary technology, a vibrant agent community and a scalable operating model.

CHRIS: These models do not compete — they complement and compound.

CHRIS: Real REMAX Group will be the only major real estate company offering both a cloud-based brokerage and global franchise office network. And it will benefit from two of the industry’s strongest agent cultures on one platform. We will be able to offer those agents and franchisees greater flexibility and greater resources to better meet their unique business needs, and better serve their clients.

Slide 6 – Item 2 – Value prop agents and franchisees

ERIK: The combination creates a compelling and differentiated value proposition.

ERIK: For agents, this is about more choice and better tools.—

ERIK: For franchisees, Real will provide access to their proprietary technology platform, reZEN.

CHRIS: Agents operating under both brands will be able to keep their respective brands, their economic models, and their relationships. What changes is that both agent groups will now have the support of a significantly larger platform. We believe that makes the agent value proposition more competitive, not less — and we expect it to strengthen retention and accelerate growth. Put simply, the combined platform gives agents more reasons to join and more reasons to stay

Slide 6 – Item 3 – Consumers

ERIK: For consumers, this combination makes one of life’s most complex transactions even simpler.

Slide 6 – Items 4 and 5 – Strong financial profile

ERIK: From a financial standpoint Real REMAX Group will possess a diversified and durable financial model and the ability to accelerate growth.

Slide 7 – Integration roadmap

ERIK: The integration plan is well-defined and set across four phases.

ERIK: Importantly, the pro-forma leadership team will draw the best athletes from both organizations. Nobody understands the franchise business like the team who has built and run it at REMAX, and we intend to leverage that institutional knowledge.

Slide 8 – Closing

ERIK: Let me close by stepping back to the bigger picture.

CHRIS: Real estate is one of the largest markets in the world, and it is in the early stages of a technology-driven transformation. Real tis at the center of that transformation. They are an operating system purpose built for real estate professionals and their clients.

CHRIS: REMAX has the brand equity, a renowned franchise network, and the global footprint.

ERIK: Together, the combined company will have over 180,000 agents, approximately $2.3 billion in revenue, and we believe a fundamentally more compelling long-term earnings story. We will grow rapidly, operate more efficiently, and deliver more value to every participant in the home buying and selling process, and thereby all our stakeholders.

ERIK: We are excited about what comes next. And we are committed to executing this integration with discipline, transparency, and a focus on long-term value creation.

ERIK: Before we close, I wanted to share some words that Tamir said on the investor call

“Before I close, I want to take a moment to acknowledge Dave and Gail Liniger. Dave and Gail founded REMAX 53 years ago with a simple but radical idea- that agents deserved more. That idea became the most iconic real estate brand in the world. The fact that Dave and Gail support this transaction is not something we take lightly. It tells us that the. See in this combination what see: a path to carry the REMAX legacy forward for the next 50 years, on a stronger foundation, with better tools and with greater reach. We are honored by their confidence, and we are committed to delivering on our promises”

Slide 8 – Closing

ERIK: Let me close by stepping back to the bigger picture.

CHRIS: Real estate is one of the largest markets in the world, and it is in the early stages of a technology-driven transformation. Real tis at the center of that transformation. They are an operating system purpose built for real estate professionals and their clients.

CHRIS: REMAX has the brand equity, a renowned franchise network, and the global footprint.

ERIK: Together, the combined company will have over 180,000 agents, approximately $2.3 billion in revenue, and we believe a fundamentally more compelling long-term earnings story. We will grow rapidly, operate more efficiently, and deliver more value to every participant in the home buying and selling process, and thereby all our stakeholders.

ERIK: We are excited about what comes next. And we are committed to executing this integration with discipline, transparency, and a focus on long-term value creation.

ERIK: Before we close, I wanted to share some words that Tamir said on the investor call

“Before I close, I want to take a moment to acknowledge Dave and Gail Liniger. Dave and Gail founded REMAX 53 years ago with a simple but radical idea- that agents deserved more. That idea became the most iconic real estate brand in the world. The fact that Dave and Gail support this transaction is not something we take lightly. It tells us that the. See in this combination what see: a path to carry the REMAX legacy forward for the next 50 years, on a stronger foundation, with better tools and with greater reach. We are honored by their confidence, and we are committed to delivering on our promises.”

Cautionary Disclosure Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” and “forward-looking information” within the meaning of applicable United States and Canadian securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements/forward-looking information include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “project,” “estimate,” “potential,” “plan,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements/forward-looking information include, but are not limited to, statements related to the expected benefits of the proposed transaction; the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, including the expected leverage of the combined company and the amount and timing of synergies from the proposed transaction; the completion of the transaction and the expected timeline; and the ability to satisfy all closing conditions, including the receipt of required approvals for the transaction. Forward-looking statements/forward-looking information inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements, including statements about the consummation of the proposed transaction and the anticipated benefits thereof. Where, in any forward-looking statement, Real or RE/MAX Holdings express an expectation or belief as to future results or events, it is based on Real and/or RE/MAX Holdings’ current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, neither Real nor RE/MAX Holdings can give any assurance that any such expectation or belief will result or will be achieved or accomplished. Important risk factors that may cause such a difference include, but are not limited to: Real’s and RE/MAX Holdings’ ability to consummate the proposed transaction on the expected timeline or at all; Real’s and RE/MAX Holdings’ ability to obtain the necessary regulatory approvals in a timely manner and the risk that such approvals are not obtained or are obtained subject to conditions that are not anticipated; Real’s or RE/MAX Holdings’ ability to obtain approval of their shareholders; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Real or RE/MAX Holdings to pay a termination fee; the diversion of management time on transaction-related issues; risks related to disruption from the proposed transaction, including disruption of management time from current plans and ongoing business operations due to the proposed transaction and integration matters; the risk that the proposed transaction and its announcement could have an adverse effect on Real’s and RE/MAX Holdings’ ability to retain agents, franchisees and personnel or that there could be potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; potential litigation relating to the proposed transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the ability of the combined company to achieve the synergies and other anticipated benefits expected from the proposed transaction or such synergies and other anticipated benefits taking longer to realize than anticipated; the ability of the combined company to achieve the expected leverage or such leverage taking longer to realize than anticipated; Real’s ability to integrate RE/MAX Holdings promptly and effectively; anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations; certain restrictions during the pendency of the proposed transaction that may impact Real’s or RE/MAX Holdings’ ability to pursue certain business opportunities or strategic transactions or otherwise operate their respective businesses; and other risk factors detailed from time to time in Real’s and RE/MAX Holdings’ reports filed with the SEC and Real’s reports filed with Canadian securities regulators, including Real’s annual report on Form 40-F, current reports on Form 6-K and other documents filed with the SEC, and RE/MAX Holdings’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC and Real’s audited annual financial statements and annual management’s discussion and analysis for the financial year ended December 31, 2025 and Annual Information Form dated March 4, 2026 filed with Canadian securities regulators, including documents that will be filed with the SEC and Canadian securities regulators in connection with the proposed transaction.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement and the Real management information circular that will each be filed with the SEC and Canadian securities regulators, as applicable, in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Registration Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements/forward-looking information. You should not place undue reliance on any of these forward-looking statements/forward-looking information as they are not guarantees of future performance or outcomes; actual performance and outcomes, including, without limitation, Real’s or RE/MAX Holdings’ actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which Real or RE/MAX Holdings operate, may differ materially from those made in or suggested by the forward-looking statements/forward-looking information contained in this communication. Neither Real nor RE/MAX Holdings assumes any obligation to publicly provide revisions or updates to any forward-looking statements/forward-looking information, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Real’s or RE/MAX Holdings’ website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Important Information and Where to Find It

In connection with the proposed transaction between Real and RE/MAX Holdings, Real and RE/MAX Holdings will file relevant materials with the SEC and Canadian securities regulators, as applicable, including a management information circular of Real and a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of RE/MAX Holdings and prospectus of Real REMAX Group. Real’s management information circular will be mailed to securityholders of Real and the proxy statement/prospectus will be mailed to shareholders of each of RE/MAX Holdings and Real, in each case seeking their respective approval of the proposed transaction and other related matters. This communication is not a substitute for the Registration Statement, the proxy statement/prospectus, the Real management information circular or any other document that Real or RE/MAX Holdings (as applicable) may file with the SEC and Canadian securities regulators, as applicable, in connection with the proposed transaction.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF REAL AND RE/MAX HOLDINGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE REAL MANAGEMENT CIRCULAR, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS, AS APPLICABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Registration Statement, the Real management information circular and the proxy statement/prospectus (when they become available), as well as other filings containing important information about Real or RE/MAX Holdings, without charge at the SEC’s Internet website (http://www.sec.gov) and under Real’s profile on SEDAR+ at www.sedarplus.ca, as applicable. Copies of the documents filed with the SEC and the Canadian securities regulators by Real will be available free of charge on Real’s internet website at https://investors.onereal.com or by contacting Real’s investor relations contact at investors@therealbrokerage.com. Copies of the documents filed with the SEC by RE/MAX Holdings will be available free of charge on RE/MAX Holdings’ internet website at https://investors.remaxholdings.com or by contacting RE/MAX Holdings’ investor relations contact at investorrelations@remax.com. The information included on, or accessible through, Real’s website or RE/MAX Holdings’ website is not incorporated by reference into this communication or Real’s and RE/MAX Holdings’ respective filings with the SEC and Canadian securities regulators, as applicable.

Participants in the Solicitation

Real, RE/MAX Holdings, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Real is set forth in its management information circular for its 2026 annual meeting of shareholders, which was filed with the Canadian securities regulators on April 24, 2026 (the “Real Annual Meeting Circular”) and in its Form 6-K, which was filed with the SEC on April 24, 2026. Please refer to the sections captioned “Election of Directors,” “Statement of Corporate Governance Practices,” and “Compensation Discussion and Analysis” in the Real Annual Meeting Circular. To the extent holdings of such participants in Real’s securities have changed since the amounts described in the Real Annual Meeting Circular, such changes have been reflected on a Notice of Proposed Sale of Securities pursuant to Rule 144 under the U.S. Securities Act on Form 144 filed with the SEC and in insider reports filed with the Canadian securities regulators on SEDI at wwww.sedi.ca. Information about the directors and executive officers of RE/MAX Holdings is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 3, 2025 (the “RE/MAX Holdings Annual Meeting Proxy Statement”) and in its Form 8-K, which was filed with the SEC on May 20, 2025. Please refer to the sections captioned “Corporate Governance,” “Director Compensation,” “Information about Executive Officers,” “Compensation Discussion and Analysis,” “Stock Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the RE/MAX Holdings Annual Meeting Proxy Statement. To the extent holdings of such participants in RE/MAX Holdings’ securities have changed since the amounts described in the RE/MAX Holdings Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1581091&owner=exclude under the tab “Ownership Disclosures.” These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Real management circular and the proxy statement/prospectus and the other relevant materials filed with the SEC and Canadian securities regulators, as applicable, when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act and otherwise in accordance with applicable Canadian securities laws.